Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

VP Investor Relations

corey.kinger@ww.com

Media:

Nicole Penn

VP Corporate Communications

nicole.penn@ww.com

WW International Announces Proposed Private Offering of

$500 Million of its Senior Secured Notes Due 2029

NEW YORK (March 31, 2021) — WW International, Inc. (NASDAQ: WW) (the “Company”) announced today that it intends to offer, subject to market and other conditions including the substantially concurrent completion of the other elements of the Refinancing (as defined below), $500 million in aggregate principal amount of its senior secured notes due 2029 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be the senior secured obligations of the Company and will initially be guaranteed by the Company’s subsidiaries that will also guarantee its proposed new senior secured credit facilities.

The Company intends to use the net proceeds of the offering of the Notes, together with expected borrowings from the proposed new senior secured credit facilities in an aggregate principal amount of $1,175 million and cash on hand, (i) to repay all amounts outstanding under the Company’s existing credit facilities and terminate such facilities, (ii) to redeem all of the $300 million aggregate principal amount of the Company’s outstanding 8.625% Senior Notes due 2025 (the “2025 Notes”), (iii) to pay related fees and expenses and (iv) for general corporate purposes (together with the refinancing of the existing revolving credit facility, the “Refinancing”).

In addition, on March 31, 2021, the Company delivered to the holders of the 2025 Notes a conditional notice of redemption to redeem all of the 2025 Notes at a redemption price equal to 104.313% of the principal amount thereof plus accrued and unpaid interest to, but excluding, April 13, 2021. The redemption is conditioned upon the Company having completed a notes offering on terms and conditions satisfactory to it yielding sufficient net cash proceeds to fund the aggregate redemption price. The Company expects such condition to be satisfied upon closing of the offering of the Notes. This press release shall not constitute a notice of redemption for the 2025 Notes.

The Notes and related guarantees are being offered in a private placement, solely to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been, and may not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign security laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any offer, solicitation or sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act.

About WW International, Inc.

WW (formerly Weight Watchers) is a human-centric technology company powered by the world’s leading commercial weight management program. As a global wellness company, we inspire millions of people to adopt healthy habits for real life. Through our comprehensive digital app, expert Coaches and engaging experiences, members follow our proven, sustainable, science-based program focused on food, activity, mindset and sleep. Leveraging nearly six decades of expertise in nutritional and behavioral change science, providing real human connection and building inspired communities, our purpose is to democratize and deliver holistic wellness for all.

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about the Company’s plans, strategies, objectives and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this press release to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the Company’s ability to consummate the Refinancing, changes in general economic and market conditions and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise.